[AVALON CAPITAL GROUP, INC. LETTERHEAD]

October 12, 2009

TomoTherapy Incorporated
1212 Deming Way
Madison, Wisconsin 53717
Attention: General Counsel

Ladies and Gentlemen:

Reference is made to that certain Agreement, dated as of April 7, 2009 (the “Agreement”), by and among TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), and the entities listed on Exhibit A thereto (each, an “Avalon Party” and collectively, the “Avalon Parties”). Pursuant to the Agreement, each of the Avalon Parties (a) irrevocably appointed Avalon Capital Group, Inc. (the “Avalon Representative”) as its attorney-in-fact and representative to do any and all things and to execute any and all documents in connection with the Agreement and the transactions contemplated thereby and (b) agreed that the Company shall be entitled to rely, as being binding on each of the Avalon Parties, upon any action taken by the Avalon Representative or upon any document, notice, instruction or other writing given or executed by the Avalon Representative on behalf of the Avalon Parties. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Pursuant to Section 4.2 and Section 4.6 of the Agreement, the Avalon Representative, acting on behalf of itself and each of the Avalon Parties, hereby irrevocably (a) acknowledges and agrees that there has been no breach of Section 3.2 of the Agreement, (b) waives any and all of the Avalon Parties’ rights under Section 3.2 of the Agreement and (c) agrees that all references in the Agreement to “the Independent Nominee” shall be disregarded and be of no further force or effect.

By signing and returning to the undersigned a copy of this letter agreement, pursuant to Section 4.2 and Section 4.6 of the Agreement, the Company irrevocably (a) acknowledges and agrees that there has been no breach of Section 3.2 of the Agreement, (b) waives any and all of its rights under Section 3.2 of the Agreement and (c) agrees that all references in the Agreement to “the Independent Nominee” shall be disregarded and be of no further force or effect.

Except as expressly provided herein, this letter agreement shall not constitute a waiver, modification or amendment of any of the provisions of the Agreement, or any rights or remedies of the Avalon Parties or the Company thereunder, and all provisions of the Agreement shall continue in full force and effect.

This letter agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Wisconsin.

This letter agreement may be executed in two or more counterparts (each of which shall be deemed an original, but all of which together shall constitute one and the same instrument), and this letter agreement shall be effective when each of the undersigned has delivered an executed copy of this letter agreement to the other.

Avalon Capital Group, Inc.

By:  /s/ Jonathan McCloskey
Name: Jonathan McCloskey
Title: Vice President, Indirect Investments

Acknowledged and Agreed by:
TomoTherapy Incorporated

By: /s/ Frederick A. Robertson
Name: Frederick A. Robertson
Title: President and Chief Executive Officer

cc: Bingham McCutchen LLP

Sidley Austin LLP